Exhibit 10.1

SECOND AMENDMENT TO THE
CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE MARCH 3, 2017)

THIS SECOND AMENDMENT (the “Amendment”), dated as of May 9, 2018, to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 3, 2017 and previously amended effective May 10, 2017 (the “Plan”), as approved by the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (the “Company”), is hereby adopted by the Company.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan;

WHEREAS, subject to certain limitations, Section 15.1 of the Plan gives the Board the authority to amend the Plan;

WHEREAS, the Board, based upon the recommendation of the Compensation Committee of the Board, which committee has previously been appointed by the Board pursuant to Section 3.1 to administer the Plan (the “Committee”), has determined that it is in the best interests of the Company and its subsidiaries, subject to the approval of the Company’s stockholders at the Company’s 2018 Annual Meeting of Stockholders, to amend the Plan to increase the number of shares of common stock of the Company available under the Plan by an additional 3,000,000 shares from 8,500,000 shares to 11,500,000 shares; and

WHEREAS, the Company desires to make the amendment to the Plan described above.

NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:

1.              The second sentence of Section 4.1 is amended as follows:

“The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed, since its original inception, 11,500,000 shares (which aggregate maximum number of shares shall be comprised of the 8,500,000 shares previously available and an additional 3,000,000 shares that become available as of May 9, 2018), no more than 2,000,000 of which may be granted as Incentive Stock Options.”

* * *

Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Plan, to be effective as of May 9, 2018.

CLOUD PEAK ENERGY INC.

By:	/s/ Bryan J. Pechersky
Name:	Bryan J. Pechersky
Title:	Executive Vice President, General Counsel and Corporate Secretary